SECURITIES AND EXCHANGE COMMISSION

                       WASHINGTON, D.C.   20549



                               FORM 8-K

                            CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                   Securities and Exchange Act of 1934




  Date of Report (date of earliest event reported) May 7, 1996
                                                   ----------------


                  LASER MASTER INTERNATIONAL, INC.
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         (Exact name of Registrant as specified in its Charter)



                              New York
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         (State or other jurisdiction of incorporation)



  2-76262-NY                      11-2564587
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  Commission File No.             I.R.S. Employer Identification
                                  Number


  1000 First Street, Harrison, NJ            07029
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  Address of principal executive             Zip Code
  offices


                           (201) 482-7200
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  Registrant's telephone number, including area code

  ITEM 5.  OTHER EVENTS


            The Registrant ("Company"), on May 7, 1996, pursuant to Shareholder approval, amended its Certificate of Incorporation, so as to increase the authorized Common Stock from 8,000,000 shares $.01 par value to 50,000,000 shares $.01 par value.
            Additionally, Shareholders ratified and approved the establishment of a Qualified Stock Option Plan for Key Employees and Officers of the Company of up to 10,000,000 shares $.01 par value. All options to be granted at the fair market value and issued at the discretion of the Board.
            Shareholders also approved the ratification of a Non-Qualified Stock Option Plan for Officers, Directors and Consultants for up to 10,000,000 shares $.01 par value to be issued at fair market value. The vesting provisions of the Qualified Stock Option Plan are to be in accordance with the Internal Revenue Service Rules and Regulations with respect to vesting of option grants and/or at the discretion of the Board of Directors of the Company. The vesting provisions for the Non-Qualified Stock Option Plan are to be determined by the Board of Directors at the Board's discretion.
                                     EXHIBITS
       1.   Copy of Amendment to the Certificate of Incorporation.
                                    SIGNATURES
            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.


  Dated:    Harrison, New Jersey
            May 20, 1996

                                     LASER MASTER INTERNATIONAL, INC.
                                     --------------------------------
                                                    (Registrant)


                                                   /s/
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                                     Mendel Klein, President